Exhibit 4.1

NEW YORK CITY REIT, INC.

and

COMPUTERSHARE TRUST COMPANY, N.A.

(Rights Agent)

Rights Agreement

Dated as of May 18, 2020

TABLE OF CONTENTS

1.	Definitions	1

2.	Appointment of Rights Agent	9

3.	Issue of Right Certificates.	10

4.	Form of Right Certificates	12

5.	Countersignature and Registration	13

6.	Transfer, Split-Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.	13

7.	Exercise of Rights; Purchase Price; Expiration Date of Rights.	14

8.	Cancellation and Destruction of Right Certificates	16

9.	Status and Availability of Common Shares.	16

10.	Common Shares Record Date	18

11.	Adjustment of Purchase Price, Number of Shares or Number of Rights.	18

12.	Certificate of Adjustment	24

13.	Consolidation, Merger, Sale or Transfer of Assets or Earning Power.	24

14.	Fractional Rights and Fractional Shares.	26

15.	Rights of Action	27

16.	Agreement of Right Holders	27

17.	Right Holder Not Deemed a Stockholder	28

18.	Concerning the Rights Agent	28

19.	Merger or Consolidation or Change of Name of Rights Agent	29

20.	Duties of Rights Agent	29

21.	Change of Rights Agent	32

22.	Issuance of New Right Certificates	33

23.	Redemption.	33

24.	Exchange.	34

25.	Notice of Certain Events.	35

26.	Notices	36

27.	Supplements and Amendments	37

28.	Successors	37

29.	Benefits of This Agreement	37

30.	Severability	38

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31.	Governing Law	38

32.	Counterparts	38

33.	Descriptive Headings	38

34.	Administration	38

35.	Force Majeure	38

36.	REIT Status	39

37.	Further Assurance by Company	39

EXHIBIT A – Form of Right Certificate		A-1

EXHIBIT B – Summary of Rights to Purchase Preferred Shares		B-1

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RIGHTS AGREEMENT

This Rights Agreement (this “Agreement”), dated as of May 18, 2020, is made between New York City REIT, Inc., a Maryland corporation (the “Company”), and Computershare Trust Company, N.A., a federally chartered trust company (the “Rights Agent”).

The Board of Directors of the Company intends to (a) authorize and declare a dividend of one common share purchase right (a “Right”) for and on each share of common stock, par value $0.01 per share, of the Company (“Common Share”) outstanding on the Close of Business (as defined below) on a date to be set by the Board of Directors in its discretion (the “Record Date”) and (b) authorize the issuance of one Right (subject to adjustment) with respect to (A) each additional Common Share issued by the Company between the Record Date and the earliest of (i) the Close of Business on the Distribution Date, (ii) the Close of Business on the Redemption Date or (iii) the Close of Business on the Final Expiration Date (as all are defined below), and (B) additional Common Shares that shall become outstanding after the Distribution Date as provided in Section 22 of this Agreement, each Right initially representing the right to purchase one Common Share, subject to adjustment, upon the terms and subject to the conditions below.

Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties agree as follows:

1.	Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

1.1              “Acquiring Person” means any Person (other than an Exempt Person or a Passive Investor) who or which, together with all Affiliates and Associates of the Person, is or becomes on or after the execution of this Agreement the Beneficial Owner of 2.25% or more of the Common Shares then outstanding, but shall not include (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or any Subsidiary of the Company or the Company’s advisor, New York City Advisors, LLC (the “Advisor”), (iv) any entity or trustee holding (or acting in a fiduciary capacity in respect of) Common Shares for or pursuant to the terms of any employee benefit plan or for the purpose of funding any plan or funding other employee benefits for employees of the Company, any Subsidiary of the Company or the Advisor, (v) any Person who has been permitted by the Board of Directors, or a committee thereof, to Beneficially Own 2.25% or more of the Common Shares then outstanding by means of a written waiver or agreement, provided, that (x) the Person does not Beneficially Own Common Shares above the permitted percentage and complies in all material respects with the terms and the conditions of the waiver or agreement, and (y) the waiver or agreement remains in full force and effect, and (vi) any Person who or which, upon the execution of this Agreement, is a Beneficial Owner of 2.25% or more of the Common Shares then outstanding, other than a Person who or which is not an Affiliate or Associate of the Beneficial Owner upon the execution of this Agreement and who or which subsequently becomes an Affiliate or Associate of the Beneficial Owner without the prior written approval of the Board of Directors (a “Grandfathered Stockholder”); provided, however, that if a Grandfathered Stockholder becomes, after execution of this Agreement, the Beneficial Owner of any additional Common Shares (in the case of any Person in clause (v), any additional Common Shares above the percentage permitted by the Board of Directors, or a committee thereof) (other than Common Shares acquired solely as a result of corporate action of the Company not caused, directly or indirectly, by the Person) at any time such that the Grandfathered Stockholder is or thereby becomes the Beneficial Owner of 2.25% or more of the Common Shares then outstanding (or any other percentage as would otherwise result in the Person becoming an Acquiring Person), then the Grandfathered Stockholder shall be deemed an Acquiring Person; provided, further, that upon the first decrease of a Grandfathered Stockholder’s Beneficial Ownership below 2.25%, the Grandfathered Stockholder shall no longer be considered a Grandfathered Stockholder and this clause (vi) shall have no further force or effect with respect to the Grandfathered Stockholder; and provided, further, that for the purposes of calculating an Acquiring Person’s Beneficial Ownership percentage, Common Shares that the Acquiring Person, its Affiliate(s) or Associate(s) acquire(s) or attempt(s) to acquire in violation of Section 5.7 of the Charter, even if transferred to a trust, shall be included in the numerator for purposes of the calculation and deemed as Beneficially Owned by the Acquiring Person or its Affiliate(s) or Associate(s).

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Notwithstanding the foregoing, no Person shall become an Acquiring Person as the result of the Company acquiring Common Shares by repurchase, tender or otherwise which, by reducing the number of shares outstanding, increases the proportionate number of Common Shares Beneficially Owned by the Person to 2.25% or more of the then outstanding Common Shares (or any other percentage as would otherwise result in the Person becoming an Acquiring Person); provided, however, that if a Person would, but for the provisions of this paragraph, become an Acquiring Person by reason of an acquisition of Common Shares by the Company and shall, after the share acquisition by the Company, become the Beneficial Owner of any additional Common Shares at any time such that the Person is or thereby becomes the Beneficial Owner of 2.25% or more of the Common Shares then outstanding (or any other percentage as would otherwise result in the Person becoming an Acquiring Person) (other than Common Shares acquired solely as a result of corporate action of the Company not caused, directly or indirectly, by the Person), then the Person shall be deemed to be an Acquiring Person.

In the event the Common Shares are listed on NYSE or NASDAQ, notwithstanding the foregoing paragraphs, effective upon the commencement of trading, all references to the 2.25% threshold set forth in this Section 1.1 shall be deemed thereafter to refer to an increased threshold of 4.9% and the Beneficial Ownership of securities of the Company at the commencement of trading shall be used to determine whether a Person is a Grandfathered Stockholder under the increased threshold.

Notwithstanding the foregoing paragraphs of this Section 1.1, if the Board of Directors, or a committee thereof, determines that a Person who would otherwise be an Acquiring Person, has become an Acquiring Person inadvertently (including, without limitation, because (A) the Person establishes that it was unaware that it Beneficially Owned that number of Common Shares that would otherwise cause the Person to be an “Acquiring Person” or (B) the Person establishes that it was aware of the extent of its Beneficial Ownership of Common Shares but had no actual knowledge of the consequences of its Beneficial Ownership under this Agreement) and without any intention of obtaining, changing or influencing control of the Company, and the Person divests as promptly as practicable, as determined by the Board of Directors, or a committee thereof, a sufficient number of Common Shares so that the Person would no longer be an Acquiring Person, then the Person shall not be deemed to have become an Acquiring Person for any purpose of this Agreement. Notwithstanding the foregoing, if a bona fide swaps or derivatives dealer who would otherwise be an “Acquiring Person” has become an Acquiring Person as a result of its actions in the ordinary course of its business that the Board of Directors, or a committee thereof, determines, in its sole discretion, were taken without the intent or effect of evading or assisting any other Person to evade the purposes and intent of this Agreement, or otherwise seeking to control or influence the management or policies of the Company, then, and unless and until the Board of Directors shall otherwise determine, the Person shall not be deemed to be an “Acquiring Person” for any purpose of this Agreement.

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1.2              A Person shall be deemed to be “Acting in Concert” with another Person if the Person acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert or in parallel with another Person, or towards a common goal with another Person, relating to (i) acquiring, holding, voting or disposing of voting securities of the Company or (ii) changing or influencing the control of the Company or in connection with or as a participant in any transaction having that purpose or effect, where (x) each Person knows of the other Person’s conduct or intent and (y) at least one additional factor supports a determination by the Board of Directors that the Persons intended to act in concert or in parallel, including, without limitation, exchanging information, attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel. A Person who is Acting in Concert with another Person shall also be deemed to be Acting in Concert with any third Person who is also Acting in Concert with the other Person. Notwithstanding the foregoing, no Person shall be deemed to be Acting in Concert with another Person solely as a result of (i) making or receiving a solicitation of, or granting or receiving, revocable proxies or consents given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by means of a proxy or solicitation statement filed on Schedule 14A, or (ii) soliciting or being solicited for, or tendering or receiving tenders of securities in a public tender or exchange offer made pursuant to, and in accordance with, Section 14(d) of the Exchange Act by means of a tender offer statement filed on Schedule TO.

1.3              “Adjustment Shares” shall have the meaning set forth in Section 11.1.2 hereof.

1.4              “Affiliate” shall mean a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

1.5              “Associate” shall mean, when used to indicate a relationship with any Person, (i) any corporation or organization (other than the registrant or a majority-owned subsidiary of the Person) of which the Person is an officer or partner or is, directly or indirectly, the Beneficial Owner of 5.0% or more of any class of equity securities, (ii) any trust or other estate in which the Person has a substantial beneficial interest or as to which the Person serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of the Person, or any relative of the spouse, who has the same home as the Person or who is a director or officer of the Person or any of its parents or subsidiaries.

1.6              A Person shall be deemed the “Beneficial Owner” of, shall be deemed to have “Beneficial Ownership” of and shall be deemed to “Beneficially Own” any securities:

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1.6.1        which the Person or any of the Person’s Affiliates or Associates beneficially owns, directly or indirectly, within the meaning of Rule 13d-3 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement;

1.6.2        which the Person or any of the Person’s Affiliates or Associates has (i) the right or the obligation to acquire (whether the right is exercisable, or the obligation is required to be performed, immediately or only after the passage of time or upon the satisfaction of conditions) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), written or otherwise, or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed to be the Beneficial Owner of, or to Beneficially Own, (w) securities tendered pursuant to a tender or exchange offer made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act by or on behalf of the Person or any of the Person’s Affiliates or Associates until the tendered securities are accepted for purchase or exchange, (x) securities which the Person has a right to acquire upon the exercise of Rights at any time prior to the time that any Person becomes an Acquiring Person, (y) securities issuable upon the exercise of Rights from and after the time that any other Person becomes an Acquiring Person if the Rights were acquired by the first Person or any of the first Person’s Affiliates or Associates prior to the Distribution Date or pursuant to Section 3.1 or Section 22 hereof (“Original Rights”) or pursuant to Section 11.9 or Section 11.14 with respect to an adjustment to Original Rights, or (z) securities which the Person or any of the Person’s Affiliates or Associates may acquire, does or do acquire or may be deemed to have the right to acquire, pursuant to any merger or other acquisition agreement between the Company and the Person (or one or more of the Person’s Affiliates or Associates) if the acquisition agreement has been approved by the Board of Directors prior to the Person’s becoming an Acquiring Person; or (ii) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, any security if the agreement, arrangement or understanding to vote the security (A) arises solely from a revocable proxy or consent given to the Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (B) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report);

1.6.3        which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate of the other Person) with which the first Person or any of the first Person’s Affiliates or Associates or any other Person (or any Affiliate or Associate of the other Person) with whom the first Person (or any Affiliates or Associates of the first Person) is Acting in Concert, has any agreement, arrangement or understanding, whether or not in writing, for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in clause (ii) of Section 1.6.2) or disposing of any voting securities of the Company; and

1.6.4        which are the subject of, or the reference securities for, or that underlie, any Derivative Interest of the Person or any of the Person’s Affiliates or Associates, with the number of Common Shares deemed Beneficially Owned being the notional or other number of Common Shares specified in the documents evidencing the Derivative Interest as being subject to be acquired upon the exercise or settlement of the Derivative Interest or as the basis upon which the value or settlement amount of the Derivative Interest is to be calculated in whole or in part or, if the number of Common Shares is not specified in the applicable documents, or as determined by the Board of Directors; provided, that a Unitholder shall not be deemed the Beneficial Owner of, or to Beneficially Own, securities which may be issued to the Unitholder upon redemption of the Unitholder’s Partnership Units pursuant to the terms and conditions of the Operating Partnership Agreement, unless the Unitholder actually receives the securities in exchange therefor.

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Notwithstanding anything in this definition of Beneficial Owner to the contrary, the phrase “then outstanding,” when used with reference to a Person’s beneficial ownership of securities of the Company, means the number of securities then issued and outstanding together with the number of securities not then actually issued and outstanding which the Person would be deemed to beneficially own hereunder, but the number of securities not outstanding that the Person is otherwise deemed to beneficially own for purposes of this Agreement shall not be included for the purpose of computing the percentage of the outstanding securities beneficially owned by any other Person (unless the other Person is also deemed to beneficially own for purposes of this Agreement the securities not outstanding).

1.7              “Board of Directors” means the members of the Company’s board of directors.

1.8              “Book Entry” shall mean an uncertificated share of Common Stock registered in book entry form by notation in accounts reflecting the ownership of the Common Shares.

1.9              “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the state of New York are authorized or obligated by law or executive order to close.

1.10          “Bylaws” means the Company’s Amended and Restated Bylaws, dated as of August 13, 2018, as amended or restated from time to time.

1.11          “Cash Consideration” means the “Cash Amount” as defined in the Operating Partnership Agreement.

1.12          “Charter” means the charter of the Company.

1.13          “Close of Business” means 5:00 p.m., New York time, on any given date; provided, however, that if the applicable date is not a Business Day, it means 5:00 p.m., New York time, on the next succeeding Business Day.

1.14          “Common Shares” has the meaning set forth in the second introductory paragraph of this Agreement.

1.15          “Common Stock” means common stock, par value $0.01 per share, of the Company. “Common Stock” when used with reference to any Person other than the Company shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

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1.16          “Common Stock Equivalents” has the meaning set forth in Section 11.1.3.

1.17          “Company” has the meaning set forth in the introductory paragraph of this Agreement.

1.18          “Continuing Director” means any member of the Board of Directors (while the Person is a member of the Board of Directors) who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative or nominee of an Acquiring Person or of any Affiliate or Associate of an Acquiring Person, and who either (i) was a member of the Board of Directors immediately prior to the date of this Agreement or (ii) on or subsequent to the date of this Agreement became a member of the Board and whose nomination for election or election to the Board of Directors is recommended or approved by a majority of the Continuing Directors.

1.19          “Current Per Share Market Price” has the meaning set forth in Sections 11.4.1 and 11.4.2.

1.20          “Current Value” has the meaning set forth in Section 11.1.3.

1.21          “Derivative Interest” shall mean any derivative securities (as defined under Rule 16a-1 under the Exchange Act) that increase in value as the value of the underlying equity increases, including, but not limited to, a long convertible security, a long call option and a short put option position, in each case, regardless of whether (x) the interest conveys any voting rights in the underlying security, (y) the interest is required to be, or is capable of being, settled through delivery of the underlying security or (z) transactions hedge the economic effect of the interest.

1.22          “Distribution Date” has the meaning set forth in Section 3.1.

1.23          “Earning Power” has the meaning set forth in Section 13.4.

1.24          “Equivalent Common Shares” has the meaning set forth in Section 11.2.

1.25          “Estimated Per-Share NAV of Common Stock” has the meaning set forth in Section 11.4.2.

1.26          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.27          “Exchange Factor” has the meaning ascribed to it in the Operating Partnership Agreement.

1.28          “Exchange Property” has the meaning set forth in Section 24.6.

1.29          “Exchange Ratio” has the meaning set forth in Section 24.1.

1.30          “Exchange Recipients” has the meaning set forth in Section 24.6.

1.31          “Exempt Person” shall mean any Person that the Board of Directors, or a committee thereof, determines is exempt from this Agreement; provided that no Person shall qualify as an Exempt Person unless the determination is made, prior to the time any Person becomes an Acquiring Person; provided further that any Person will cease to be an Exempt Person if the Board of Directors, or a committee thereof, makes a contrary determination with respect to the Person.

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1.32          “Expiration Date” has the meaning set forth in Section 7.1.

1.33          “Final Expiration Date” means the date upon which the Rights expire, which is, unless the Rights are previously redeemed, exchanged or terminated, the earlier of May 18, 2023 or, if the Common Shares are listed on NYSE or NASDAQ, 364 days from the commencement of trading. The Rights Agent will not be deemed to have any knowledge of the Final Expiration Date unless and until it has been notified that the Final Expiration Date has occurred.

1.34          “Independent Directors” shall mean members of the Board who are not officers of the Company or any of its Subsidiaries and who are not Acquiring Persons or representatives, nominees, Affiliates or Associates of Acquiring Persons.

1.35          “MGCL” means the Maryland General Corporation Law.

1.36          “NASDAQ” means The NASDAQ Stock Market LLC.

1.37          “NYSE” means the New York Stock Exchange, Inc.

1.38          “Operating Partnership” means New York City Operating Partnership, L.P., a Delaware limited partnership.

1.39          “Operating Partnership Agreement” means the Agreement of Limited Partnership of the Operating Partnership, dated as of April 24, 2014, as amended from time to time.

1.40          “Ownership Statements” means, with respect to any Book Entry Common Share, current ownership statements issued to the record holders thereof in lieu of a certificate representing the Common Shares.

1.41          “Partnership Unit” has the meaning set forth in Section 3.4 hereof.

1.42          “Partnership Unit Redemption Rights” means the rights that a Unitholder has to require the Operating Partnership to redeem from time to time part or all of the Unitholder’s Partnership Units for the consideration set forth in the Operating Partnership Agreement.

1.43          “Passive Investor” shall mean a Person, excluding any Person who makes a tender offer, mini or otherwise, who (i) is the Beneficial Owner of Common Shares and either (a) has a Schedule 13G on file with the Securities and Exchange Commission pursuant to the requirements of Rule 13d-1(b) or (c) under the Exchange Act with respect to its holdings (and does not subsequently convert such filing to a Schedule 13D) or (b) has a Schedule 13D on file with the Securities and Exchange Commission and either has stated in its filing that it has no plan or proposal that relates to or would result in any of the actions or events set forth in Item 4 of Schedule 13D or otherwise has no intent to seek control of the Company or has certified to the Company that it has no such plan, proposal or intent (other than by voting the shares of the Common Stock over which such Person has voting power), (ii) acquires Beneficial Ownership of Common Shares pursuant to trading activities undertaken in the ordinary course of the Person’s business and not with the purpose or the effect, either alone or Acting in Concert with any Person, of exercising the power to direct or cause the direction of the management and policies of the Company or of otherwise changing or influencing the control of the Company, nor in connection with or as a participant in any transaction having such purpose or effect, including any transaction subject to Rule 13d-3(b) of the Exchange Act, and (iii) in the case of clause (i)(b) only, does not amend either its Schedule 13D on file or its certification to the Company in a manner inconsistent with its representation that it has no plan or proposal that relates to or would result in any of the actions or events set forth in Item 4 of Schedule 13D or otherwise has no intent to seek control of the Company (other than by voting the Common Shares over which such Person has voting power). For the avoidance of any doubt, in the event a Person ceases to be a Passive Investor, the Person will be an “Acquiring Person” if the Person, together with its Affiliates and Associates, Beneficial Ownership exceeds the threshold set forth in Section 1.1 above regardless of whether the Person acquired Common Shares while the Person was a Passive Investor.

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1.44          “Permitted Offer” shall mean a tender or exchange offer that is for all outstanding Common Shares at a price and on terms determined, prior to the purchase of shares under such tender or exchange offer, by at least a majority of the Board of Directors, to be (i) fair to the Company’s stockholders and not inadequate (taking into account all factors that such Board of Directors deems relevant, including, without limitation, prices which could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value) and (ii) otherwise in the best interests of the Company.

1.45          “Person” means any individual, firm, corporation, partnership, limited partnership, limited liability partnership, business trust, limited liability company, unincorporated association or other entity, and shall include any successor (by merger or otherwise) of the applicable entity.

1.46          “Purchase Price” has the meaning set forth in Section 7.2.

1.47          “Record Date” has the meaning set forth in the second introductory paragraph of this Agreement.

1.48          “Redemption Date” has the meaning set forth in Section 23.2.

1.49          “Redemption Price” has the meaning set forth in Section 23.1.

1.50          “REIT” shall mean a real estate investment trust under the Internal Revenue Code of 1986, as amended.

1.51          “Right” has the meaning set forth in the second introductory paragraph of this Agreement.

1.52          “Right Certificate” means a certificate representing a Right in substantially the form of Exhibit A hereto.

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1.53          “Rights Agent” has the meaning set forth in the introductory paragraph of this Agreement.

1.54          “Section 11.1.2 Event” has the meaning set forth in Section 11.1.2 hereof.

1.55          “Section 13 Event” means any event described in Section 13.1 hereof.

1.56          “Section 23.1 Event” means the event described in Section 23.3 hereof.

1.57          “Securities Act” means the Securities Act of 1933, as amended.

1.58          “Share Consideration” means “Common Stock Amount” as defined in the Operating Partnership Agreement.

1.59          “Spread” has the meaning set forth in Section 11.1.3.

1.60          “Stock Acquisition Date” means the earlier of (i) the date of the public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or a Person that results in the Person being an Acquiring Person hereunder or (ii) the date that a majority of the Board of Directors shall become aware of the existence of an Acquiring Person.

1.61          “Subsidiary” of any Person means any corporation or other entity of which securities or other ownership interest having ordinary voting power sufficient to elect a majority of the board of directors or other person or body performing similar functions are beneficially owned, directly or indirectly, by the Person and any corporation or other entity that is otherwise controlled by the Person.

1.62          “Summary of Rights” means the Summary of Rights to Purchase Common Shares in substantially the form of Exhibit B hereto.

1.63          “Trading Day” means a day on which the principal national securities exchange on which a security is listed or admitted to trading is open for the transaction of business or, if a security is not listed or admitted to trading on any national securities exchange, a Business Day.

1.64          “Triggering Event” shall mean any Section 11.1.2 Event or any Section 13 Event.

1.65          “Unitholders” has the meaning set forth in Section 3.4 hereof.

2.            Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the express terms and conditions hereof (and no implied terms or conditions), and the Rights Agent hereby accepts the Company’s appointment. The Company may from time to time appoint any co-Rights Agents as it may deem necessary or desirable, upon ten (10) calendar days’ prior written notice to the Rights Agent. In the event the Company appoints one or more co-Rights Agents, the respective duties of the Rights Agent and any co-Rights Agents under the provisions of this Agreement shall be as the Company shall reasonably determine and the Company shall notify in writing, the Rights Agent and any co-Rights Agent of their respective duties. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any co-Rights Agent.

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3.	Issue of Right Certificates.

3.1              Until the Close of Business on the tenth (10th) Business Day after the Stock Acquisition Date or, in the event the Board of Directors determines on or before the tenth (10th) Business Day to effect an exchange in accordance with Section 24 and determines in accordance with Section 24.6 that a later date is advisable, then the later date determined by the Board (including any date which is after the date of this Agreement and prior to the issuance of the Rights; the date being herein referred to as the “Distribution Date,” provided, however, that the Distribution Date shall in no event be prior to the Record Date; provided, further, that the Board of Directors may determine to delay the occurrence of the Distribution Date until the Board of Directors determines based on the advice of counsel that the exercise or exercisability of the Right would not result in the Company failing to qualify as a REIT), (x) the Rights will be represented (subject to the provisions of Section 3.2) by the certificates for Common Shares (or by Book Entry Common Shares) registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (y) the Rights Certificates and the right to receive Right Certificates will be transferable only in connection with the transfer of Common Shares. As soon as practicable after the Distribution Date, the Company will prepare and execute, and, at the request of the Company, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if so requested and provided with all necessary information and documents, will, at the expense of the Company, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Stock as of the Close of Business on the Distribution Date (other than any Acquiring Person or any Associate or Affiliate of an Acquiring Person), at the address of each record holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit A hereto, representing one Right for each Common Share so held, subject to adjustment as provided herein; provided, however, that notwithstanding anything to the contrary herein, the Company may choose to use book entry in lieu of physical certificates, in which case “Rights Certificates” shall be deemed to mean the uncertificated book entry representing the related Rights. In the event that an adjustment in the number of Rights per Common Share has been made pursuant to Section 11.9 hereof, at the time of distribution of the Rights Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14.1 hereof) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be represented solely by the Right Certificates. The Company shall promptly notify the Rights Agent in writing upon the occurrence of the Distribution Date. Until the written notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Distribution Date has not occurred.

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3.2              After the Record Date, or as soon as practicable thereafter, and before the Expiration Date, the Company will (directly or, at the expense of the Company, through the Rights Agent or its transfer agent if the Rights Agent or transfer agent is so directed by the Company and provided with all necessary information and documents) make available a copy of the Summary of Rights to any Rights holder who so requests. With respect to certificates representing Common Shares (or Book Entry Common Shares) outstanding as of the Record Date, until the Distribution Date, the Rights will be represented by these certificates (or such Book Entry Common Shares) registered in the names of the holders thereof together with the Summary of Rights. Until the Distribution Date (or if earlier, the Expiration Date), the surrender for transfer of any certificate representing Common Shares (or the transfer of any Book Entry Common Shares) outstanding on the Record Date, with or without a copy of the Summary of Rights, shall also constitute the transfer of the Rights associated with the Common Shares represented thereby. With respect to Book Entry Common Shares outstanding as of the Record Date, until the Distribution Date, the Rights shall be represented by the balances indicated in the Book Entry account system of the transfer agent for the Common Shares.

3.3              If certificates for Common Shares are issued (including, without limitation, Common Shares acquired by the Company as noted in this Section 3.3) after the Record Date but prior to the earliest of (i) the Close of Business on the Distribution Date, (ii) the Redemption Date or (iii) the Close of Business on the Final Expiration Date, these certificates shall have impressed on, printed on, written on or otherwise affixed to them, in addition to any legend required by the MGCL, Charter or Bylaws, a legend in substantially the following form:

This certificate also represents and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between New York City REIT, Inc. and Computershare Trust Company, N.A., as Rights Agent (or any successor Rights Agent), dated as of May 18, 2020, as it may from time to time be amended or supplemented pursuant to its terms (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of New York City REIT, Inc. Under certain circumstances, as set forth in the Rights Agreement, the Rights will be represented by separate certificates and will no longer be represented by this certificate. New York City REIT, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights that are or were acquired or Beneficially Owned (as defined in the Rights Agreement) by any Person (as defined in the Rights Agreement) who becomes an Acquiring Person (as defined in the Rights Agreement) or an Associate or Affiliate (each as defined in the Rights Agreement) thereof, among others, become null and void and will no longer be transferable.

With respect to any Book Entry Common Shares, the foregoing legend shall be included in the Ownership Statement in respect of the Common Stock or in a notice to the record holder of these shares in accordance with applicable law. With respect to certificates containing the foregoing legend, or any Ownership Statement or notice containing the foregoing legend delivered to holders of Book Entry Common Shares, until the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date, the Rights associated with the Common Stock represented by the certificates or Book Entry Common Shares shall be represented by the certificates or Book Entry Common Shares (including any Ownership Statement) alone, and the surrender for transfer of any such certificate or the transfer of any Book Entry Common Shares shall also constitute the transfer of the Rights associated with the Common Stock represented thereby. If the Company purchases or acquires any Common Shares after the Record Date but prior to the Close of Business on the Distribution Date, any Rights associated with these Common Shares shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding.

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Notwithstanding this Section 3.3, neither the omission of a legend nor the failure to deliver the notice of legend required hereby shall affect the enforceability of any part of this Agreement or the rights of any holder of the Rights.

3.4              Prior to the Distribution Date, holders (other than the Company) (“Unitholders”) of partnership units of the Operating Partnership designated as “OP Units” (“Partnership Units”) shall not be deemed as holding any Rights solely by reason of the Unitholders holding any Partnership Unit. On the Distribution Date, proper provision shall be made by the Company in order to provide each Unitholder with the number of Rights, represented by Right Certificates, as would be issued to the applicable Unitholder as if (i) the Unitholder had exercised its Partnership Unit Redemption Rights with respect to all Partnership Units held by the Unitholder immediately prior to the Distribution Date and (ii) the Company had elected to satisfy the Partnership Unit Redemption Rights by paying the Unitholder the Share Consideration (rather than the Cash Consideration) (applying an Exchange Factor unaffected by the issuance, exercise or exchange of any Rights) immediately prior to the Distribution Date pursuant to the terms and conditions of the Partnership Agreement. Each Unitholder shall thereafter have all of the rights, privileges, benefits and obligations with respect to the Rights as are provided for herein with respect to holders of Common Shares.

4.	Form of Right Certificates.

4.1              The Right Certificates (and the forms of election to purchase Common Shares and of assignment to be printed on the reverse thereof) shall be substantially the same as set forth on Exhibit A hereto and may have any marks of identification or designation and any legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement (but which do not affect the rights, duties, liabilities or responsibilities of the Rights Agent), or as may be required to comply with any applicable law or with any applicable rule or regulation made pursuant thereto or with any applicable rule or regulation of any stock exchange or quotation system on which the Rights may from time to time be listed or the Financial Industry Regulatory Authority, or to conform to usage. Subject to the other provisions of this Agreement, the Right Certificates, whenever distributed, shall be dated as of the Record Date and shall entitle the holders thereof to purchase the number of Common Shares as shall be set forth therein at the Purchase Price, but the amount and type of securities issuable upon exercise and payment of the Purchase Price shall be subject to adjustment as provided herein.

4.2              Any Rights Certificate issued pursuant to Section 3.1 or Section 22 hereof that represents Rights which are null and void pursuant to Section 7.6 hereof and any Rights Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Rights Certificate and the Rights represented hereby are null and void in the circumstances specified in Section 7.6 of the Rights Agreement.

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The provisions of Section 7.6 hereof shall be operative whether or not the foregoing legend is contained on any Rights Certificate.

5.             Countersignature and Registration. The Right Certificates shall be executed on behalf of the Company by the chief executive officer or the chief financial officer of the Company or by any person authorized thereby, either manually or by facsimile signature; and shall be attested by the secretary or any assistant secretary of the Company or the treasurer or any assistant treasurer of the Company, either manually or by facsimile signature. The Right Certificates shall be countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned, either manually or by facsimile. If any officer of the Company who shall have executed or attested any of the Right Certificates shall cease to be an officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, the Right Certificates nevertheless may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the Person who signed the Right Certificates had not ceased to be an officer of the Company. Any Right Certificate may be executed or attested on behalf of the Company by any Person who, at the actual date of the execution or attestation of the Right Certificate, is a proper officer of the Company to execute or attest the Right Certificate, even if at the date of the execution of this Agreement the Person was not a proper officer.

Following the Distribution Date, and receipt by the Rights Agent of written notice to that effect and other relevant and necessary information referred to in Section 3.1, the Rights Agent will keep or cause to be kept, at its principal office, books for registration of the transfer of the Right Certificates issued hereunder. These books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights represented on its face by each of the Right Certificates, and the date of issuance of each of the Right Certificates.

6.	Transfer, Split-Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.

6.1              Subject to the provisions of Section 14, at any time after the Close of Business on the Distribution Date, and prior to the earlier of the Redemption Date or the Close of Business on the Final Expiration Date, any Right Certificate (other than a Right Certificate representing Rights that have become null and void pursuant to Section 7.6 or that have been exchanged pursuant to Section 24) may be transferred, split up, combined or exchanged for another Right Certificate, entitling the registered holder to purchase a like number of Common Shares (or, following a Triggering Event, other securities, cash or other assets, as the case may be) as the Right Certificate surrendered theretofore entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall make a request in writing delivered to the Rights Agent, and shall surrender the Right Certificate to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose accompanied by signature guarantee (a “Signature Guarantee”) from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association, and any other reasonable evidence of authority that may be reasonably required by the Rights Agent. Thereupon, the Rights Agent shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient for any tax or charge that may be imposed in connection with any transfer, split-up, combination or exchange of Right Certificates. If and to the extent the Company does require payment of any taxes or charges, the Company shall give the Rights Agent prompt written notice thereof and the Rights Agent shall not have any duty to deliver any Rights Certificate unless and until the Rights Agent is satisfied that the required payments have been made, and the Rights Agent shall forward any sum collected by it to the Company or to a Person or Persons specified by the Company in a written notice. The Rights Agent shall have no duty or obligation to take any action with respect to a Rights holder under any Section of this Agreement which requires the payment by the Rights holder of applicable taxes and charges unless and until the Rights Agent is reasonably satisfied that the required taxes and charges have been paid.

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6.2              Subject to the provisions of Section 14, at any time after the Close of Business on the Distribution Date, and prior to the earlier of the Redemption Date or the Close of Business on the Final Expiration Date, upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company’s or Rights Agent’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and, in case of mutilation, upon surrender to the Rights Agent and cancellation of the Right Certificate, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

6.3              Notwithstanding any other provisions hereof, the Company and the Rights Agent may amend this Rights Agreement to provide for uncertificated Rights in addition to or in place of Rights represented by Rights Certificates, to the extent permitted by applicable law.

7.	Exercise of Rights; Purchase Price; Expiration Date of Rights.

7.1              Except as otherwise provided herein, the Rights shall become exercisable on the Distribution Date, and thereafter the registered holder of any Right Certificate (other than a holder whose Rights have become null and void pursuant to Section 7.6 or have been exchanged pursuant to Section 24) may, subject to Section 11.1.2 and except as otherwise provided herein, exercise the Rights represented thereby, in whole or in part, at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof properly completed and duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each Common Share represented by a Right that is exercised and an amount equal to any applicable tax or charge required to be paid pursuant to Section 9.3, prior to the time (the “Expiration Date”) that is the earliest of (i) the Close of Business on the Final Expiration Date, (ii) the time at which the Rights are redeemed pursuant to Section 23, (iii) the time at which the Rights are exchanged pursuant to Section 24 or (iv) the Closing of any merger or other acquisition transaction involving the Company pursuant to an agreement described in Section 13.3 at which time the Rights are terminated.

7.2              The purchase price to be paid upon the exercise of each Right to purchase one Common Share represented by a Right shall initially be $40.52 (the “Purchase Price”) and shall be payable in lawful money of the United States of America in accordance with Section 7.3. Each Right shall initially entitle the holder to acquire one Common Share upon exercise of the Right. The Purchase Price and the number of Common Shares or other securities for which a Right is exercisable shall be subject to adjustment from time to time as provided in Sections 11 and 13.

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7.3              Except as otherwise provided herein, upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase properly completed and duly executed, accompanied by a Signature Guarantee and payment of the Purchase Price for the number of Rights exercised and an amount equal to any applicable tax or charge required to be paid by the holder of the applicable Right Certificate in accordance with Section 9.3 by cash, certified check, cashier’s check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i)(A) requisition from any transfer agent of the Common Shares (or make available, if the Rights Agent is the transfer agent for the shares) certificates for the number of Common Shares to be purchased (or, in the case of Book Entry Common Shares or other uncertificated securities, requisition from a transfer agent a notice setting forth the number of shares or other securities to be purchased for which registration will be made on the stock transfer books of the Company), and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) requisition from any depositary agent for the Common Shares depositary receipts representing the number of Common Shares to be purchased (in which case certificates for the Common Shares represented by the depositary receipts shall be deposited by the transfer agent with the depositary agent), and the Company hereby directs the depositary agent to comply with such request; (ii) when necessary to comply with this Agreement, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional Common Shares in accordance with Section 14; (iii) after receipt of the certificates or depositary receipts, cause the same to be delivered to the registered holder of the applicable Right Certificate or, upon the order of the registered holder, in the name or names as may be designated by the holder; and (iv) when necessary to comply with this Agreement, after receipt, deliver cash to the registered holder of the applicable Right Certificate or, upon the order of the registered holder, the Person or Persons as may be designated by the holder. The Company reserves the right to require that, upon any exercise of Rights, a number of Rights be exercised so that only whole Common Shares would be issued.

7.4              Except as otherwise provided herein, if the registered holder of any Right Certificate shall exercise less than all the Rights represented thereby, a new Right Certificate representing Rights equivalent to the exercisable Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of the Right Certificate or to the holder’s duly authorized assigns, subject to the provisions of Section 14.

7.5              Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of Rights upon the occurrence of any purported transfer or exercise of Rights as set forth in Section 6 or this Section 7 unless the registered holder shall have (i) properly completed and signed the certificate contained in the form of assignment or form of election to purchase set forth on the reverse side of the Right Certificate surrendered for transfer or exercise, (ii) tendered the Purchase Price (and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9) to the Company in the manner set forth in Section 7.3 and (iii) provided any additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company and the Rights Agent shall reasonably request.

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7.6              Notwithstanding anything in this Agreement to the contrary, from and after a Person becomes an Acquiring Person, any Rights that are or were acquired or Beneficially Owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any Associate or Affiliate thereof) who becomes a transferee after the Acquiring Person became such, or (iii) a transferee of an Acquiring Person (or of any Associate or Affiliate thereof) who becomes a transferee prior to or concurrently with the Acquiring Person’s becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights, (B) a transfer which the Continuing Directors have determined, within one hundred and eighty (180) days for limiting the power of future directors to vote in this regard following a Section 23.1 Event, by a majority of the Continuing Directors, or if such determination is not made until after such period expires, by a majority of the Board, is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7.6 or (C) a transfer pursuant to Section 5.7 of the Charter to a trust, shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to insure that the provisions of this Section 7.6 and Section 4.2 hereof are complied with, but the Company and the Rights Agent shall have no liability to any holder of Rights Certificates or other Person as a result of the Company’s failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder. For the avoidance of any doubt, on and after the Distribution Date, any Right, the exercise or exchange of which would cause a Person to become an Acquiring Person, shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise.

8.           Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split-up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate representing Rights purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy the canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

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9.            Status and Availability of Common Shares.

9.1              The Company covenants and agrees that it will cause to be kept available out of its authorized and unissued Common Shares, the number of Common Shares that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with Section 7.

9.2              The Company shall take all action as may be reasonably necessary to ensure that all Common Shares (or other securities of the Company) delivered upon exercise of Rights shall, at the time of delivery of the certificates (or by Book Entry) for the Common Shares (or other securities of the Company), subject to payment of the Purchase Price, be duly and validly authorized and issued and fully paid and non-assessable shares.

9.3              The Company shall pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or the issuance and delivery of any certificates or depository receipts or entries in the Book Entry account system of the transfer agent for the Common Shares (or other securities of the Company) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax or charges which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts for the Common Shares (or other securities of the Company) in a name other than that of, the registered holder of the Right Certificate representing Rights surrendered for exercise, and shall not be required to issue or deliver any certificates or depositary receipts for Common Shares (or other securities of the Company) upon the exercise of any Rights until any required tax or charge shall have been paid (any required tax or charge being payable by the holder of the Right Certificate at the time of surrender) or until it has been established to the Company’s or Rights Agent’s reasonable satisfaction that no transfer tax or charge is due.

9.4              If the Common Shares (and, after the occurrence of a Section 11.1.2 Event, any other securities) issuable upon the exercise of the Rights are listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on an exchange upon official notice of issuance upon exercise of the Rights.

9.5              The Company shall use all reasonable efforts to: (i) file, as soon as practicable following the earliest date after the first occurrence of a Section 11.1.2 Event in which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with this Agreement, a registration statement under the Securities Act with respect to the Rights and the securities issuable upon exercise of the Rights on an appropriate form, (ii) cause the registration statement to become effective as soon as practicable after filing the registration statement, (iii) cause the registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for securities or (B) the Expiration Date.  The Company will also take any action as may be appropriate under, or to ensure compliance with, the securities or “blue sky” laws of the various jurisdictions in connection with the exercise of the Rights.  The Company may, acting by resolution of the Board of Directors, temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this Section 9.5, the exercise of the Rights in order to prepare and file the registration statement stating that exercise of the Rights has been temporarily suspended, as well as a public announcement at the time the suspension is no longer in effect.  In addition, if the Company shall determine that a registration statement is required in other circumstances following the Distribution Date, the Company may similarly temporarily suspend exercise of the Rights until such time as a registration statement has been declared effective.  Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercised in any jurisdiction if the requisite qualification in the applicable jurisdiction shall not have been obtained, the exercise thereof shall not otherwise be permitted under applicable law or a registration statement shall not have been declared effective.

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10.          Common Shares Record Date. Each Person in whose name any certificate or entry in the Book Entry account system of the transfer agent for the Common Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Common Shares (or other securities of the Company) represented thereby on, and the certificate (or Book Entry) shall be dated, the date upon which the Right Certificate representing the Rights was duly surrendered and payment of the Purchase Price (and any applicable taxes and charges) was made; provided, however, that, if the date of surrender and payment is a date upon which the Common Shares transfer books of the Company are closed, the Person shall be deemed to have become the record holder of the Common Shares on, and the certificate shall be dated, the next succeeding Business Day on which the Common Shares transfer books of the Company are open. Prior to the exercise of the Rights represented thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Common Shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions, or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

11.	Adjustment of Purchase Price, Number of Shares or Number of Rights.

11.1          General. The Purchase Price, the number of Common Shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

11.1.1    In the event the Company shall at any time after the date of this Agreement (i) declare a dividend on the Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares into a larger number of Common Shares, (iii) combine the outstanding Common Shares into a smaller number of Common Shares or (iv) issue any shares of its capital stock in a reclassification of the Common Shares (including any reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11.1 and Section 7.6, the Purchase Price in effect, and the number and kind of shares of capital stock issuable upon the exercise of each Right, after the record date for the dividend or the effective date of the subdivision, combination or reclassification, as applicable, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if the Right had been exercised immediately prior to such date and at a time when the Common Shares transfer books of the Company were open, the holder would have owned upon exercise of the Right and been entitled to receive by virtue of the dividend, subdivision, combination or reclassification, as applicable; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. If an event occurs which would require an adjustment under both Section 11.1.1 and Section 11.1.2 hereof, the adjustment provided for in this Section 11.1.1 shall be in addition to, and shall be made prior to any adjustment required pursuant to Section 11.1.2 hereof.

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11.1.2    Subject to Section 7.6 and Section 24, in the event any Person becomes an Acquiring Person (other than by means of a Permitted Offer or a Section 13 Event) and the Board of Directors authorizes the Company to issue Rights Certificates under Section 3.1 (the “Section 11.1.2 Event”), then, each holder of a Right (except as provided below and in Section 7.6 hereof) shall thereafter have a right to receive (subject to the last sentence of Section 23.1 hereof), upon exercise thereof at a price equal to the then current Purchase Price, in accordance with the terms of this Agreement and in lieu of the Common Shares issuable under Section 7.1, a number of Common Shares equal to the result obtained by (x) multiplying the then current Purchase Price by the number of Common Shares for which a Right was exercisable immediately prior to the first occurrence of a Section 11.1.2 Event, and (y) dividing that product (which, following the first occurrence, shall thereafter be referred to as the “Purchase Price” for each Right and for all purposes of this Agreement) by 50% of the then Current Per Share Market Price of the Common Shares (determined pursuant to Section 11.4.2) on the date of the first occurrence (the number of shares of stock being referred to as the “Adjustment Shares”); provided, however, that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 13 hereof, then only the provisions of Section 13 hereof shall apply and no adjustment shall be made pursuant to this Section 11.1.2.

11.1.3    In the event that the number of Common Shares authorized by the Charter (as the same may be amended and restated from time to time) but not outstanding or reserved for issuance for purposes other than exercise of the Rights is not sufficient to permit the exercise in full of the Rights in accordance with the foregoing Section 11.1.2 and the Board of Directors determines not to amend the Charter to authorize additional Common Shares, the Company, acting by resolution of the Board of Directors, shall, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party, (A) determine the value of the Adjustment Shares issuable upon the exercise of a Right in accordance with the foregoing Section 11.1.2 (the “Current Value”) and the amount by which it exceeds the Purchase Price attributable to each Right (the excess being referred to as the “Spread”), and (B) with respect to each Right (other than Rights that have become void pursuant to Section 7.6), make adequate provision to substitute for the Adjustment Shares, upon the exercise of the Right and payment of the applicable Purchase Price, (1) cash, (2) a reduction in Purchase Price, (3) equity securities of the Company other than Common Shares (including, without limitation, shares, or units of shares, of preferred stock which the Board of Directors has deemed to have essentially the same value or economic rights as Common Shares (“Common Stock Equivalents”), (4) debt securities of the Company, (5) other assets or (6) any combination of any or all of the foregoing which, when added to the value of the Common Shares issued upon exercise of the Right, have an aggregate value equal to the Current Value (less the amount of any reduction in the Purchase Price), where the aggregate value has been determined by the Board of Directors; provided, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the later of (x) the first occurrence of a Section 11.1.2 Event and (y) the date on which the Company’s right of redemption pursuant to Section 23.1 hereof, as the date may be amended by Section 27 hereof, expires, then the Company shall be obligated to deliver, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, Common Shares (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread.

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11.2          If the Board of Directors fixes a record date for the issuance of rights, options or warrants to all holders of Common Shares entitling them (for a period expiring within forty-five (45) calendar days after the record date) to subscribe for or purchase Common Shares, or shares having the same rights, privileges and preferences as the Common Shares (“Equivalent Common Shares”), or securities convertible into Common Shares or Equivalent Common Shares at a price per Common Share or Equivalent Common Share (or having a conversion price per share, if a security convertible into Common Shares or Equivalent Common Shares) less than the then Current Per Share Market Price of the Common Shares (as determined pursuant to Section 11.4.2) on the record date, the Purchase Price to be in effect after the record date shall be adjusted by multiplying the Purchase Price in effect immediately prior to the record date by a fraction, (i) the numerator of which shall be (A) the number of Common Shares outstanding on the record date plus (B) the number of Common Shares which the aggregate offering price of the total number of Common Shares or Equivalent Common Shares to be offered (or the aggregate initial conversion price of the convertible securities to be offered) would purchase at the then Current Per Share Market Price and (ii) the denominator of which shall be (A) the number of Common Shares outstanding on the record date plus (B) the number of additional Common Shares or Equivalent Common Shares to be offered for subscription or purchase (or into which the convertible securities to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. If such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent. Common Shares owned by or held for the account of the Company or any Subsidiary of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever a record date is fixed. If such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price that would then be in effect if the record date had not been fixed.

11.3          If the Board of Directors fixes a record date for the making of a distribution to all holders of the Common Shares (including any distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular periodic cash dividend, if any, or a dividend payable in Common Shares) or subscription rights or warrants (excluding those referred to in Section 11.2), the Purchase Price to be in effect after the record date shall be determined by multiplying the Purchase Price in effect immediately prior to the record date by a fraction, (i) the numerator of which shall be the then Current Per Share Market Price of the Common Shares (as determined pursuant to Section 11.4.2) on the record date, less the fair market value (as determined by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent) of the portion of the assets or evidences of indebtedness to be distributed or of such subscription rights or warrants applicable to one Common Share and (ii) the denominator of which shall be the then Current Per Share Market Price of the Common Shares; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. These adjustments shall be made successively whenever a record date is fixed. If a distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price that would then be in effect if the record date had not been fixed.

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11.4          Current Per Share Market Price.

11.4.1    Except as otherwise provided herein, for the purpose of any computation hereunder, the “Current Per Share Market Price” of any security (a “Security” for the purpose of this Section 11.4.1) on any date shall be deemed to be the average of the daily closing prices per share of the Security for the thirty (30) consecutive Trading Days immediately prior to but not including such date; provided, however, that if the Current Per Share Market Price of the Security is determined during a period (i) following the announcement by the issuer of the Security of (A) a dividend or distribution on the Security payable in shares of the Security or other securities convertible into shares of the Security, or (B) any subdivision, combination or reclassification of the Security of other securities convertible into the Security, and (ii) prior to the expiration of thirty (30) Trading Days after (but not including) the ex-dividend date for a dividend or distribution, or the record date for a subdivision, combination or reclassification, then, and in each case, the Current Per Share Market Price shall be appropriately adjusted to reflect the current market price per share equivalent of the Security. The closing price for each day shall be the last sale price, regular way, or, in case no sale takes place on the applicable day, the average of the closing bid and asked prices, regular way, in either case as reported by the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or NASDAQ or, if the Security is not listed or admitted to trading on the NYSE or NASDAQ, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high and low asked prices in the over-the-counter market as reported by any system then in use, or, if not so quoted, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors. If no market maker is making a market in the Security, the fair value of the Security on the applicable date as determined by the Board of Directors shall be used.

11.4.2    For the purpose of any computation hereunder, the “Current Per Share Market Price” of the Common Shares, if the Common Shares are not listed on a national securities exchange, shall be conclusively deemed to be the Company’s estimated net asset value per share of its Common Stock (the “Estimated Per-Share NAV of Common Stock”) in effect as of the applicable date, calculated pursuant to the valuation guidelines adopted by the Board of Directors and published by the Company (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof and not otherwise reflected in the Estimated Per-Share NAV of Common Stock as of the applicable date); provided, however, that, if the Board of Directors believes that the Estimated Per-Share NAV of Common Stock is not representative of the fair value per Common Share, the “Current Per Share Market Price” of the Common Shares shall be the fair value per share as determined by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent. If the Common Shares are listed on a national securities exchange, the “Current Per Share Market Price” of the Common Shares shall be determined in accordance with the method set forth in Section 11.4.1.

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11.5          Notwithstanding anything herein to the contrary, no adjustment in the Purchase Price shall be required unless an adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11.5 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one ten-thousandth of any share or security as the case may be. Notwithstanding the first sentence of this Section 11.5, any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires an adjustment and (ii) the date of the expiration of the right to exercise any Rights.

11.6          If, as a result of an adjustment made pursuant to Section 11.1 or Section 13.1, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Common Shares, the Purchase Price and number of any other shares so receivable upon exercise of any Right shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in Sections 11.1, 11.2, 11.3, 11.5, 11.8, 11.9, 11.10, 11.11, 11.12, 11.13 and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Common Shares shall apply on like terms to any other shares; provided, however, that the Company shall not be liable for its inability to keep available for issuance upon exercise of the Rights pursuant to Section 11.1.2 a number of Common Shares greater than the number then authorized by the Charter but not outstanding or reserved for any other purpose.

11.7          All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Common Shares purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

11.8          Unless the Company exercises its election as provided in Section 11.9, upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11.2 and 11.3, each Right outstanding immediately prior to the making of any adjustment shall thereafter constitute the right to purchase, at the adjusted Purchase Price, that number of Common Shares (calculated to the nearest one ten-thousandth of a Common Share) obtained by (i) multiplying the number of Common Shares into which the Right is exercisable immediately prior to this adjustment by the Purchase Price in effect immediately prior to adjusting the Purchase Price and (ii) dividing the product by the Purchase Price in effect immediately after adjusting the Purchase Price.

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11.9          The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights in substitution for any adjustment in the number of Common Shares issuable upon the exercise of a Right. Each of the Rights outstanding after adjusting the number of Rights shall be exercisable for the number of Common Shares for which a Right was exercisable immediately prior to the adjustment. Each Right held of record prior to adjusting the number of Rights shall become that number of Rights (calculated to the nearest one one-hundredth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights (with written notice thereof to the Rights Agent), indicating the record date for the adjustment and, if known at the time, the amount of the adjustment to be made. The record date may be the date on which the Purchase Price is adjusted or any day thereafter but, if the Right Certificates have been distributed, shall be at least ten (10) days after the date of the public announcement. If Right Certificates have been distributed, upon each adjustment of the number of Rights pursuant to this Section 11.9, the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights on the applicable record date Right Certificates representing, subject to Section 14, the additional Rights to which these holders shall be entitled as a result of the adjustment or, at the option of the Company, shall cause to be distributed to the holders of record in substitution and replacement for the Right Certificates held by these holders prior to the date of adjustment, and upon surrender thereof if required by the Company, new Right Certificates representing all the Rights to which these holders shall be entitled after the adjustment. Right Certificates to be so distributed shall be issued, executed and delivered by the Company, and countersigned and delivered by the Rights Agent, in the manner provided for herein and shall be registered in the names of the holders of record of Rights on the record date specified in the public announcement.

11.10      Irrespective of any adjustment or change in the Purchase Price or the number of Common Shares issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of Common Shares which were expressed in the initial Right Certificates issued hereunder.

11.11      Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value of the fraction of Common Shares or other shares of capital stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable Common Shares or any other shares at the adjusted Purchase Price.

11.12      If this Section 11 requires that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer (with notice thereof to the Rights Agent), until the occurrence of the specified event, issuing to the holder of any Right exercised after the record date of the number of Common Shares and other capital stock or securities of the Company, if any, issuable upon the exercise over and above the number of Common Shares and other capital stock or securities of the Company, if any, issuable upon the exercise on the basis of the Purchase Price in effect prior to the adjustment; provided, however, that the Company shall deliver to the applicable holder a due bill or other appropriate instrument evidencing the holder’s right to receive additional securities upon the occurrence of the event requiring an adjustment.

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11.13      Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make any adjustments in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that the Board of Directors, in its sole discretion, shall determine to be advisable in order that any (i) combination, consolidation or subdivision of the Common Shares, (ii) issuance wholly for cash of any Common Shares at less than the Current Per Share Market Price, (iii) issuance wholly for cash of Common Shares or securities which by their terms are convertible into or exchangeable for Common Shares, (iv) dividends on Common Shares payable in Common Shares, or (v) issuance of any rights, options or warrants referred to in Section 11.2 made by the Company after the date of this Agreement to holders of its Common Shares shall not be taxable to these stockholders.

11.14      If, at any time after the date of this Agreement and prior to the Distribution Date, the Company (i) declares or pays any dividend on the Common Shares payable in Common Shares or (ii) effects a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise other than by payment of dividends in Common Shares) into a greater or lesser number of Common Shares, then (i) the number of Common Shares purchasable after the applicable event upon exercise of each Right shall be determined by multiplying the number of Common Shares so purchasable immediately prior to the applicable event by a fraction, the numerator of which is the number of Common Shares outstanding immediately before the applicable event and the denominator of which is the number of Common Shares outstanding immediately after the applicable event, and (ii) each Common Share outstanding immediately after the applicable event shall have issued with respect to it that number of Rights which each Common Share outstanding immediately prior to the applicable event had issued with respect to it. The adjustments provided for in this Section 11.14 shall be made successively whenever a dividend is declared or paid or a subdivision, combination or consolidation is effected. If an event occurs that would require an adjustment under Section 11.1.2 and this Section 11.14, the adjustment provided in this Section 11.14 shall be in addition and prior to any adjustment required pursuant to Section 11.1.2.

12.          Certificate of Adjustment. Whenever an adjustment is made as provided in Section 11 or Section 13, the Company shall promptly (i) prepare a certificate setting forth the adjustment and a brief statement of the facts accounting for the adjustment in reasonable detail, (ii) file with the Rights Agent and with each transfer agent for the Common Shares a copy of the certificate, and (iii) if the adjustment occurs following a Distribution Date, mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 (if so required under Section 25) and Section 26. Notwithstanding the foregoing sentence, the failure of the Company to make a certification or give notice shall not affect the validity of an adjustment or the force or effect of the requirement for an adjustment. The Rights Agent shall be fully protected in relying on any certificate of adjustment and on any adjustment therein contained and shall not be obligated or responsible for calculating any adjustment, nor shall the Rights Agent be deemed to have any liability therefor or knowledge of any adjustment, unless and until it shall have received the certificate.

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13.	Consolidation, Merger, Sale or Transfer of Assets or Earning Power.

13.1          If, at any time after a Stock Acquisition Date, (i) the Company consolidates with, or merges with and into, any other Person; (ii) any Person consolidates with the Company, or merges with and into the Company, and the Company is the continuing or surviving corporation of the transaction and, in connection with the transaction, all or part of the Common Shares are or will be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property; or (iii) the Company sells or otherwise transfers (or one or more of its Subsidiaries sell or otherwise transfer), in one or more transactions, assets or Earning Power aggregating 50% or more of the assets or Earning Power of the Company and its Subsidiaries (taken as a whole) to any other Person other than the Company or one or more of its wholly owned Subsidiaries (each of the foregoing events, a “Section 13 Event”), then, upon the first occurrence of any Section 13 Events, proper provision shall be made so that (A) each holder of a Right (except for Rights which have become null and void pursuant to Section 7.6) shall thereafter have the right to receive, upon the exercise of a Right, at a price equal to the then current Purchase Price, in accordance with the terms of this Agreement and in lieu of the Common Shares issuable under Section 7.1, the number of shares of Common Stock of such other Person (including the Company as successor thereto or as the surviving corporation) equal to the result obtained by (1) multiplying the then current Purchase Price by the number of Common Shares for which a Right is exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11.1.2 Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of Common Shares for which a Right was exercisable prior to the occurrence of a Section 11.1.2 Event by the Purchase Price in effect prior to the occurrence of a Section 11.1.2 Event), and (2) dividing that product (which, following the occurrence of a Section 13 Event, shall be referred to as the “Purchase Price” for each Right and for all purposes of this Agreement) by fifty percent (50%) of the then Current Per Share Market Price of the shares of Common Stock of the other Person (determined pursuant to Section 11.4.1 hereof) on the date of consummation of such Section 13 Event; (B) the issuer of the shares of Common Stock shall thereafter be liable for, and shall assume, by virtue of the Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (C) the term “Company” shall thereafter be deemed to refer to the issuer of the shares of Common Stock; and (D) the issuer shall take steps in connection with the consummation of the applicable transaction as may be necessary to ensure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Stock thereafter deliverable upon the exercise of the Rights; provided that, upon the subsequent occurrence of any consolidation, merger, sale or transfer of assets or other extraordinary transaction in respect of the issuer, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Purchase Price as provided in this Section 13.1, cash, shares, rights, warrants and other property which the holder would have been entitled to receive had the holder, at the time of the applicable transaction, owned shares of Common Stock of the issuer receivable upon the exercise of a Right pursuant to this Section 13.1, and the issuer shall take all steps (including, but not limited to, reservation of shares of stock) necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for cash, shares, rights, warrants and other property.

13.2          The Company shall not consummate any consolidation, merger, sale or transfer unless prior thereto the Company and the issuer of the shares of Common Stock shall have executed and delivered to the Rights Agent a supplemental agreement providing for the issuer’s compliance with this Section 13. The Company shall not enter into any transaction of the kind referred to in this Section 13 if, at the time of the applicable transaction, there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of the applicable transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights. The provisions of this Section 13 shall apply to successive mergers, consolidations or sales or other transfers. In the event that a Section 13 Event shall occur at any time after the occurrence of a Section 11.1.2 Event, the Rights that have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13.1.

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13.3          Notwithstanding anything contained herein to the contrary, in the event of any merger or other acquisition transaction involving the Company pursuant to a merger or other acquisition agreement between the Company and any Person (or one or more of the Person’s Affiliates or Associates) which agreement has been approved by the Board of Directors prior to any Person becoming an Acquiring Person, this Agreement and the rights of holders of Rights hereunder shall be terminated in accordance with Section 7.1.

13.4          For purposes hereof, the “Earning Power” of the Company and its Subsidiaries shall be determined in good faith by the Board of Directors on the basis of the operating earnings of each business operated by the Company and its Subsidiaries during the three fiscal years preceding the date of determination (or, in the case of any business not operated by the Company or any of its Subsidiaries during three full fiscal years preceding the date of determination, during the period the applicable business was operated by the Company or any of its Subsidiaries).

14.	Fractional Rights and Fractional Shares.

14.1          The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which represent fractional Rights. In lieu of issuing fractional Rights, the Company has the option to pay to each registered holder of the Right Certificates with regard to which the fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14.1, the current market value of a whole Right shall be the closing price (as determined in accordance with Section 11.4.1) of the Rights for the Trading Day immediately prior to the date on which the fractional Rights would have been otherwise issuable.

14.2          The Company shall not be required to issue fractions of shares of its stock upon the exercise of the Rights or to distribute certificates which represent fractional shares. In lieu of fractional shares, the Company has the option to pay to each registered holder of Right Certificates at the time the Rights are exercised or exchanged as herein provided an amount in cash equal to the same fraction of the current market value of a whole share of its stock. For the purposes of this Section 14.2, the current market value of a whole share of stock shall be the closing price (as determined in accordance with the second sentence of Section 11.4.1) of the applicable share of stock for the Trading Day immediately prior to the date of exercise or exchange; provided, however, that, with respect to the current market value of a Common Share, if the Common Shares are not listed on a national securities exchange, the current market value shall be the Current Per Share Market Price of Common Stock (as determined in accordance with the first sentence of Section 11.4.2) for the Business Day immediately prior to the date of exercise or exchange.

14.3          [Reserved]

14.4          The holder of a Right by the acceptance of the Right expressly waives any right to receive fractional Rights or fractional shares upon exercise of a Right (except as provided in this Section 14).

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14.5          Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to the payments and the prices or formulas utilized in calculating the payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make the payments. The Rights Agent shall be fully protected in relying upon the Company’s certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of any payment for fractional Rights or fractional shares under any Section of this Agreement relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent shall have received the certificate and sufficient monies.

15.          Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18, are vested in the respective registered holders of the Rights. Any holder of Right may, without the consent of the Rights Agent or of the holder of any other Right, on the holder’s own behalf and for the holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, the holder’s right to exercise the Rights represented by the Right Certificate in the manner provided in the Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that holders of Rights would not have an adequate remedy at law for any breach by the Company of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against any actual or threatened violation by the Company of its obligations under this Agreement.

16.          Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

16.1          prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

16.2          after the Distribution Date, the Rights are transferable only on the registry books maintained by the Rights Agent if the Rights Certificate representing the Rights is surrendered at office of the Rights Agent designated for such purpose accompanied by a Signature Guarantee, duly endorsed or accompanied by a proper instrument of transfer; and

16.3          the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate or Book Entry shares in respect of Common Stock) is registered as the absolute owner thereof and of the Rights represented thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Stock certificate (or Ownership Statements or notices provided to holders of Book Entry Common Shares) made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to Section 7.5 hereof, shall be affected by any notice to the contrary.

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16.4          notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of the inability of the Company or the Rights Agent to perform any of its or their obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree, judgment or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of an obligation; provided, however, that the Company must use its best efforts to have any order, decree, judgment or ruling lifted or otherwise overturned as soon as practicable.

17.           Right Holder Not Deemed a Stockholder. No holder, as such, of any Right shall be entitled to vote or receive dividends, or be deemed for any purpose the holder of the Common Shares or any other securities of the Company that may at any time be issuable on the exercise or exchange of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, to give or withhold consent to any corporate action, to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25), or to receive dividends or subscription rights, or otherwise, until the Rights represented by the Right Certificate shall have been exercised or exchanged in accordance with the provisions hereof.

18.           Concerning the Rights Agent. The Company shall pay to the Rights Agent reasonable compensation for all services rendered by it hereunder in accordance with a mutually agreed upon fee schedule and, from time to time, on demand of the Rights Agent, reimburse the Rights Agent for its reasonable expenses and counsel fees and other disbursements incurred in the preparation, delivery, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company shall also indemnify the Rights Agent for, and hold it harmless against, any and all loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including, without limitation, the reasonable fees and expenses of legal counsel) that may be paid, incurred or suffered by it, or which it may become subject, without gross negligence, bad faith or willful misconduct on the part of the Rights Agent (which gross negligence, bad faith, or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction), for any action taken, suffered, or omitted to be taken by the Rights Agent in connection with the execution, acceptance, administration, exercise and performance of its duties under this Agreement, including the costs and expenses of defending against any claim or liability arising therefrom, directly or indirectly, or enforcing its rights hereunder; provided, however, that the Rights Agent shall not settle or dispose of any claims in a manner that affects the Company’s rights or interests without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed.

The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate for the Common Shares or any other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed in the absence of bad faith by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof. The Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to receive written notice thereof hereunder, but for which it has not received a written notice, and the Rights Agent shall be fully protected and shall incur no liability for failing to take action in connection therewith unless and until it has received a written notice.

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19.           Merger or Consolidation or Change of Name of Rights Agent. Any entity into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any entity resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any entity succeeding to the shareholder service business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such entity would be eligible for appointment as a successor Rights Agent under the provisions of Section 21. If, at the time the successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned. If, at that time, any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign the Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent. In all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

If, at any time, the name of the Rights Agent changes and any of the Right Certificates have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned. If, at that time, any of the Right Certificates have not been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name. In all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

The provisions of Section 18, this Section 19 and Section 20 below shall survive the termination of this Agreement, the resignation, replacement or removal of the Rights Agent and the exercise, termination and the expiration of the Rights. In no event shall the Rights Agent be liable for special, punitive, incidental, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of the action; and the Company shall indemnify the Rights Agent and hold it harmless to the fullest extent permitted by law against any loss, liability or expense incurred as a result of third party claims for special, punitive, incidental, indirect or consequential loss or damages of any kind whatsoever.

20.          Duties of Rights Agent. The Rights Agent undertakes the duties and obligations expressly set forth in this Agreement (and no implied duties or obligations). The Rights Agent shall perform those duties and obligations upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

20.1          The Rights Agent may consult with legal counsel selected by it (who may be outside legal counsel for the Rights Agent or the Company), and the advice or opinion of legal counsel shall be full and complete authorization and protection to the Rights Agent and the Rights Agent will have no liability for or in respect of any action taken, suffered or omitted to be taken by it in the absence of bad faith and in accordance with the advice or opinion of legal counsel.

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20.2          Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including the identity of any Acquiring Person and the determination of Current Per Share Market Price) be proved or established by the Company prior to taking, suffering, or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof is specifically prescribed herein) may be deemed to be conclusively proved and established by a certificate signed by the chief executive officer or the chief financial officer of the Company or by any person authorized thereby and delivered to the Rights Agent, and the certificate shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it, in the absence of bad faith, under the provisions of this Agreement in reliance upon the certificate.

20.3          The Rights Agent shall be liable to the Company and any other Person hereunder only for its own gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final judgment of a court of competent jurisdiction). Any liability of the Rights Agent under this Agreement shall be limited to the amount of annual fees (not including reimbursed expenses) paid by the Company to the Rights Agent during the twelve (12) months immediately preceding the event for which recovery from the Rights Agent is being sought.

20.4          The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except as to its countersignature thereof) or be required to verify the same. All such statements and recitals are and shall be deemed to have been made by the Company only.

20.5          The Rights Agent shall not have any liability for nor be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be liable or responsible for any breach by the Company of any covenant or failure by the Company to satisfy any condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any adjustment required under the provisions of Sections 11 or 13 or for the manner, method or amount of any adjustment or the ascertaining of the existence of facts that would require any adjustment (except with respect to the exercise of Rights represented by Right Certificates after receipt of a certificate furnished pursuant to Section 12 describing the adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Shares or other securities to be issued pursuant to this Agreement or any Right Certificate or as to whether any Common Shares or other securities will, when so issued, be validly authorized and issued, fully paid, and non-assessable.

20.6          The Company shall perform, execute, acknowledge and deliver, or cause to be performed, executed, acknowledged and delivered, all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

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20.7          The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder and certificates delivered pursuant to any provision hereof from the chief executive officer or chief financial officer, and to apply to these officers for advice or instructions in connection with its duties. The Rights Agent shall not be liable for any action taken or suffered to be taken by it, in the absence of bad faith, in accordance with instructions of any such officer and such advice or instruction shall be full authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken or suffered or omitted to be taken by it, in the absence of bad faith, in accordance with advice or instructions of any such officer or for any delay in acting while waiting for those instructions.

20.8          Subject to applicable law, rules and regulations, the Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company, or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company, or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

20.9          The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its directors, officers and employees) or by or through its attorneys or agents. The Rights Agent shall not be answerable or accountable for any act, default, neglect, or misconduct of any of its attorneys or agents or for any loss to the Company resulting from any act, default, neglect or misconduct, absent gross negligence, willful misconduct or bad faith (each as determined by a final judgment of a court of competent jurisdiction) in the selection and continued employment of its attorneys or agents.

20.10      No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

20.11      The Rights Agent shall not be required to take notice or be deemed to have notice of any fact, event or determination (including, without limitation, any dates or events defined in this Agreement or the designation of any Person as an Acquiring Person, Affiliate or Associate) under this Agreement unless and until the Rights Agent shall be specifically notified in writing by the Company of such fact, event or determination.

20.12      The Rights Agent shall have no responsibility to the Company, any holders of Rights, any holders of Common Shares or any other Person for interest or earnings on any moneys held by the Rights Agent pursuant to this Agreement.

20.13      In the event the Rights Agent believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Rights Agent hereunder, the Rights Agent shall promptly notify the Company thereof, and the Rights Agent, may, in its sole discretion, refrain from taking any action, and shall be fully protected and shall not be liable in any way to Company, the holder of any Rights Certificate or Book-Entry shares or any other Person for refraining from taking such action, unless the Rights Agent receives written instructions signed by the Company which eliminates such ambiguity or uncertainty to the satisfaction of Rights Agent.

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20.14      The Rights Agent shall act hereunder solely as agent for the Company. The Rights Agent shall not assume any obligations or relationship of agency or trust with any of the owners or holders of the Rights or Common Stock.

20.15      The Rights Agent may rely on and be fully authorized and protected in acting or failing to act upon (a) any guaranty of signature by an "eligible guarantor institution" that is a member or participant in the Securities Transfer Agents Medallion Program or other comparable "signature guarantee program" or insurance program in addition to, or in substitution for, the foregoing; or (b) any related law, act, regulation or any interpretation of the same even though such law, act, or regulation may thereafter have been altered, changed, amended or repealed.

21.          Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days’ prior notice in writing mailed to the Company and, in the event that the Rights Agent or one of its Affiliates is not also the transfer agent for the Company, to the transfer agent of Common Shares by registered or certified mail. In the event the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of termination, and the Company shall be responsible for sending any required notice. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days’ prior notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to the transfer agent of Common Shares by registered or certified mail, and, after the Distribution Date, to the holders of the Right Certificates by first class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to appoint a successor within a period of thirty (30) days after giving notice of removal or after it has been notified in writing of the Rights Agent’s resignation or incapacity by the resigning or incapacitated Rights Agent, then the registered holder of any Right Certificate (who shall, with the notice, submit the holder’s Right Certificate for inspection by the Company) may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by a court, shall be a Person organized and doing business under the laws of the United States or of any state of the United States, in good standing, which is authorized under the applicable laws to exercise corporate trust or stock transfer powers, is subject to supervision or examination by federal or state authority, and has, along with its Affiliates, at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed, and the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and shall execute and deliver any further assurance, conveyance, act or deed necessary for the purpose, but such predecessor Rights Agent shall not be required to make any additional expenditure or assume any additional liability in connection with the foregoing. Not later than the effective date of any appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and the transfer agent of Common Shares, and, after the Distribution Date, mail a notice in writing to the registered holders of the Rights. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

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22.         Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Right Certificates to the contrary, the Company may, at its option, issue new Right Certificates representing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Common Shares following the Distribution Date and prior to the earlier of the Redemption Date and the Close of Business on the Final Expiration Date, the Company may, with respect to Common Shares so issued or sold (i) pursuant to the exercise of stock options; (ii) under any employee plan or arrangement; (iii) upon the exercise, conversion or exchange of securities, notes or debentures issued by the Company, or (iv) pursuant to a contractual obligation of the Company, in each case existing prior to the Distribution Date, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no Right Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that the issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom the Right Certificate would be issued or would create a significant risk of or result in such options’ or employee plans’ or arrangements’ failing to qualify for otherwise available special tax treatment, (ii) no Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof and (iii) no Right Certificate shall be issued to an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

23.	Redemption.

23.1          The Board of Directors may, at its option, at any time prior to the earlier of (i) the Close of Business on the fifth (5th) Business Day following the Distribution Date, or (ii) the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.000001 per Right, as appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (the “Redemption Price”). The redemption of the Rights by the Company may be made effective at any time, on any basis and subject to any conditions as the Board of Directors in its sole discretion may establish. The Company may, at its option, pay the Redemption Price in cash, Common Shares (based on the Current Per Share Market Price at the time of redemption as determined pursuant to Section 11.4.2 hereof) or any other form of consideration deemed appropriate by the Board of Directors. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 11.1.2 Event until such time as the Company's right of redemption set forth in the first sentence of this Section 23.1 has expired.

33

23.2          Immediately upon the action of the Board of Directors (with, if required, the concurrence of a majority of the Continuing Directors) ordering the redemption of the Rights pursuant to Section 23.1 (or at a later time as the Board of Directors may establish for the effectiveness of the redemption) (the “Redemption Date”), evidence of which shall have been filed with the Rights Agent, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Board ordering the redemption of the Rights, the Company shall give notice of redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at each holder’s last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, the registry books for the Common Stock; provided, however, that failure to give, or any defect in, any notice shall not affect the validity of the redemption. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. With respect to each holder of Rights, the Redemption Price shall be rounded to the nearest cent for the aggregate Rights held by the holder.

23.3          Notwithstanding the provisions of Section 23.1 hereof, in the event that a majority of the Board of Directors does not consist of Continuing Directors (the first occurrence of such an event referred to herein as a “Section 23.1 Event”), then for a period of one hundred and eighty (180) days following the Section 23.1 Event, the Rights shall not be redeemed unless there are Continuing Directors and a majority of the Continuing Directors concur with the Board’s decision to redeem the Rights.

24.	Exchange.

24.1          The Company may, at its option, upon authorization of the Board of Directors, at any time after a Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (excluding Rights that have become null and void pursuant to Section 7.6) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (the “Exchange Ratio”). Notwithstanding the foregoing, to the extent prohibited by Maryland law, the Board of Directors shall not be empowered to authorize an exchange at any time after an Acquiring Person becomes the Beneficial Owner of a majority of the Common Shares then outstanding. From and after the occurrence of a Section 13 Event, any Rights that theretofore have not been exchanged pursuant to this Section 24 shall thereafter be exercisable only in accordance with Section 13 and may not be exchanged pursuant to this Section 24. The Board of Directors may provide that the exchange of the Rights by the Company may be made effective at a time, on any basis and with any terms and conditions as the Board of Directors in its sole discretion may establish.

24.2          Immediately upon effectiveness of the action of the Board of Directors authorizing the exchange of any Rights pursuant to Section 24.1, and without any further action and without any notice, the right to exercise the Rights so exchanged shall terminate and the only right thereafter of a holder shall be to receive a number of Common Shares equal to the number of the Rights held by the holder which are exchanged multiplied by the Exchange Ratio. The Company shall promptly give public notice of any exchange (as well as prompt written notice thereof to the Rights Agent); provided, however, that the failure to give, or any defect in, an exchange notice shall not affect the validity of the exchange. The Company promptly shall mail a notice of any exchange to all of the holders of the Rights so exchanged at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become null and void pursuant to the provisions of Section 7.6) held by each holder of Rights.

34

24.3          In any exchange pursuant to this Section 24, the Board of Directors may provide, at its option, that the Company may substitute Common Stock Equivalents for Common Shares exchangeable for Rights.

24.4          If there shall not be sufficient Common Shares or Common Stock Equivalents authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all action as may be necessary to authorize additional Common Shares or Common Stock Equivalents for issuance upon exchange of the Rights.

24.5          [Reserved]

24.6          Notwithstanding anything in this Section 24 to the contrary, the exchange of the Rights may be made effective at a time, on any basis and with any terms and conditions as the Board of Directors in its sole discretion may establish. Without limiting the preceding sentence, the Board of Directors may (i) in lieu of issuing Common Shares or any other securities contemplated by this Section 24 to the Persons entitled thereto in connection with the exchange (the Persons, the “Exchange Recipients,” and the Common Shares and other securities, together with any dividends or distributions made on the Common Shares or other securities, the “Exchange Property”) issue, transfer or deposit the Exchange Property to or into a trust or other entity that may hold the Exchange Property for the benefit of the Exchange Recipients (provided that the trust or other entity may not be controlled by the Company or any of its Affiliates or Associates and provided further that the trustee or similar fiduciary of the trust or other entity will attempt to distribute the Exchange Property to the Exchange Recipients as promptly as practicable), (ii) permit the trust or other entity to exercise all of the rights that a stockholder of record would possess with respect to any shares deposited in the trust or other entity and (iii) impose any procedures necessary to verify that the Exchange Recipients are not Acquiring Persons or Affiliates or Associates of Acquiring Persons as of any time periods established by the Board of Directors or the trust or other entity. In the event the Board of Directors determines to issue, transfer or deposit the Exchange Property to or into a trust or other entity, all stockholders entitled to receive shares pursuant to the exchange shall be entitled to receive such shares (and any dividends or other distributions made thereon after the date on which such shares are deposited in the trust or other entity) only from the trust or other entity and solely upon compliance with the relevant terms and provisions of any agreement between the Company and the trust or other entity. In the event the Board of Directors determines, before the Distribution Date, to effect an exchange, the Board of Directors may delay the occurrence of the Distribution Date to a time as the Board of Directors deems advisable.

35

25.	Notice of Certain Events.

25.1          If the Company shall after the Distribution Date propose (i) to pay any dividend payable in stock of any class to the holders of its Common Shares or to make any other distribution to the holders of its Common Shares (other than a regular periodic cash dividend, if any); (ii) to offer to the holders of its Common Shares rights or warrants to subscribe for or to purchase any additional Common Shares or shares of stock of any class or any other securities, rights or options; (iii) to effect any reclassification of its Common Shares (other than a reclassification involving only the subdivision of outstanding Common Shares); (iv) to effect any consolidation or merger into or with any other Person, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or Earning Power of the Company and its Subsidiaries (taken as a whole) to any other Person; (v) to effect the liquidation, dissolution or winding up of the Company; or (vi) to declare or pay any dividend on the Common Shares payable in Common Shares, or to effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares), then, in each case, the Company shall give to the Rights Agent and to each holder of a Right, in accordance with Section 26, a notice of the proposed action, which shall specify the record date for the purposes of a stock dividend, or distribution of rights or warrants, or the date on which a reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of Common Shares, if any date is to be fixed, and the notice shall be so given, in the case of any action covered by clause (i) or (ii) above, at least ten (10) days prior to the record date for determining holders of the Common Shares and, in the case of any action covered by clauses (iii) to (vi) above, at least ten (10) days prior to the date of the taking of the proposed action or the date of participation therein by the holders of the Common Shares, whichever shall be the earlier. The failure to give notice required by this Section 25.1 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

25.2          In case any Section 11.1.2 Event shall occur, then the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, in accordance with Section 26 hereof, a notice of the occurrence of the event, which notice shall specify the event and the consequences of the event to holders of Rights under Section 11.1.2 hereof.

26.         Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be in writing and shall be sufficiently given or made if sent by overnight delivery service or first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

New York City REIT, Inc.

650 Fifth Avenue – 30th Floor

New York, NY 10019

Attention: Legal Department

36

Copy to:

Proskauer Rose LLP

70 West Madison #3800

Chicago, Illinois 60602

Attn: Michael J. Choate, Esq.

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be in writing and shall be deemed given upon receipt and shall be sufficiently given or made if sent by overnight delivery service or registered or certified mail addressed (until another address is filed in writing with the Company) as follows:

Computershare Trust Company, N.A.

150 Royall Street

Canton, Massachusetts 02021

Attention: Legal Department

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to a holder of any Right shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to the holder at the address of the holder as shown on the registry books of the Company.

27.         Supplements and Amendments. The Company may from time to time, and the Rights Agent shall if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any change to or delete any provision hereof or to adopt any other provisions with respect to the Rights which the Company may deem necessary or desirable, including, among other things, to change the Final Expiration Date to either increase or decrease the term of this Agreement; provided, however, that, from and after the Distribution Date, this Agreement shall not be amended or supplemented in any manner which would adversely affect the interests of the holders of Rights (other than an Acquiring Person and its Affiliates and Associates). Any supplement or amendment authorized by this Section 27 will be evidenced by a writing signed by the Company and the Rights Agent. Upon the delivery of a certificate from the chief executive officer or chief financial officer that states that the proposed supplement or amendment is in compliance with the terms of this Section 27, an authorized signatory of the Rights Agent shall execute such supplement or amendment; provided, however, that notwithstanding anything in this Agreement to the contrary, no supplement, modification or amendment will be effective without the execution of such supplement or amendment by the Rights Agent and the Rights Agent shall have no duty to execute such supplement, amendment or modification to this Agreement that it has determined would adversely affect its own rights, duties, obligations or immunities under this Agreement.

28.           Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

37

29.           Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any Person or entity other than the Company, the Rights Agent and the registered holders of the Rights (and, if prior to the Distribution Date, the holders of Common Shares and, if on the Distribution Date, the Unitholders) any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights (and, if prior to the Distribution Date, the holders of Common Shares and, if on the Distribution Date, the Unitholders).

30.           Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, null and void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, that if any excluded terms, provisions, covenants or restrictions shall materially and adversely affect the rights, immunities, liabilities, duties, responsibilities or obligations of the Rights Agent, the Rights Agent shall be entitled to resign upon ten (10) Business Days’ written notice to the Company.

31.           Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Maryland and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state, except that the rights, duties, immunities and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.

32.           Counterparts. This Agreement may be executed in any number of counterparts, and each counterparts shall for all purposes be deemed to be an original, and all counterparts shall together constitute but one and the same instrument. A signature to this Agreement transmitted electronically shall have the same authority, effect and enforceability as an original signature.

33.           Descriptive Headings. Descriptive headings of the sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

34.           Administration. Without limiting any of the rights, duties, immunities and obligations of the Rights Agent, the Board of Directors shall have the exclusive power and authority to administer and interpret the provisions of this Agreement and to exercise all rights and powers specifically granted to the Board of Directors or the Company or as may be necessary or advisable in the administration of this Agreement. Without limiting any of the rights, duties, immunities and obligations of the Rights Agent, all such actions, calculations, determinations and interpretations which are done or made by the Board of Directors in good faith shall be final, conclusive and binding on the Company, the Rights Agent, holders of the Rights and all other parties and shall not subject the Board of Directors to any liability to the holders of the Rights. The Rights Agent shall always be entitled to assume that the Board of Directors acted in good faith and shall be fully protected and incur no liability in reliance thereon.

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35.           Force Majeure. Notwithstanding anything to the contrary contained herein, the Rights Agent will not have any liability for not performing, or a delay in the performance of, any act, duty, obligation or responsibility by reason of any occurrence beyond the reasonable control of the Rights Agent (including, without limitation, any act or provision of any present or future law or regulation or government authority, any act of God, pandemic, epidemic, war, civil or military disobedience or disorder, riot, terrorism, fire, earthquake, storm, flood, strike, work stoppage or similar occurrence).

36.           REIT Status. Notwithstanding anything in this Agreement to the contrary, no Right shall be exercisable if the exercise or exercisability of the Right could, in the judgment of the Board of Directors based on the advice of counsel, result in the Company failing to qualify as a REIT.

37.           Further Assurance by Company. The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

New York City REIT, Inc.

By:	/s/ Edward M. Weil, Jr.
	Name:	Edward M. Weil, Jr.
	Title:	Chief Executive Officer, President and Secretary

Computershare Trust Company, N.A., as Rights Agent

By:	/s/ Cosmo Zagare
	Name:	Cosmo Zagare
	Title:	Vice President, Client Services

[Signature Page to Rights Agreement]

EXHIBIT A

Form of Right Certificate

Certificate No. R-	Rights

NOT EXERCISABLE AFTER THE FINAL EXPIRATION DATE (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) OR EARLIER IF REDEMPTION, EXCHANGE OR TERMINATION OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $0.000001 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS THAT ARE OR WERE ACQUIRED OR BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR ANY ASSOCIATE OR AFFILIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.

Right Certificate

New York City REIT, Inc.,

a Maryland corporation

This certifies that             , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of May 18, 2020, as may be amended from time to time (the “Rights Agreement”), between New York City REIT, Inc., a Maryland corporation (the “Company”), and Computershare Trust Company, N.A., a federally chartered trust company (and any successor rights agent thereto, the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to the Final Expiration Date (as such term is defined in the Rights Agreement) or earlier under certain circumstances set forth in the Rights Agreement, at the office of the Rights Agent designated for such purposes, or at the office of its successor as Rights Agent, one fully paid non-assessable share of common stock, par value $0.01 per share (the “Common Share”), of the Company, at a purchase price of $40.52 per Common Share (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights represented by this Right Certificate (and the number of Common Shares which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of May 18, 2020, based on the Common Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of Common Shares (or other securities or property) which may be purchased upon the exercise of the Rights represented by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

A-1

From and after a person or entity becomes an Acquiring Person (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of an Acquiring Person (or of any Associate or Affiliate thereof) who becomes a transferee after the Acquiring Person became such or (iii) under certain circumstances specified in the Rights Agreement, a transferee of an Acquiring Person (or of any Associate or Affiliate thereof) who becomes a transferee prior to or concurrently with the Acquiring Person’s becoming such, these Rights shall become null and void and no holder hereof shall have any right with respect to such Rights. On and after the Distribution Date, any Right, the exercise or exchange of which would cause a Person to become an Acquiring Person, shall become null and void.

This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are incorporated herein by this reference and made a part hereof, and to which Rights Agreement reference is made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the offices of the Rights Agent. The Company will mail to the holder(s) of this Rights Certificate a copy of the Rights Agreement without charge after receipt of a written request therefor.

This Right Certificate, with or without other Right Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date representing Rights entitling the holder to purchase a like aggregate number of Common Shares as the Rights represented by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number Rights not exercised, subject to the Section 14 of the Rights Agreement relating to fractional shares.

Subject to the provisions of the Rights Agreement, at the Company’s option, the Rights represented by this Certificate may be redeemed or exchanged in accordance with Section 23 and Section 24, respectively, of the Rights Agreement.

The Company is not required to issue fractional Common Shares upon the exercise of any Right or Rights represented hereby, and in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Common Shares or of any other securities of the Company which may at any time be issuable on the exercise or exchange hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights represented by this Right Certificate shall have been exercised or exchanged as provided in the Rights Agreement.

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

A-2

IN WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of , .

Attest:	New York City REIT, Inc.

	By:	(Seal)

Countersigned:

Rights Agent

By:
Authorized Signature

A-3

Form of Reverse Side of Right Certificate

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Rights represented by the Rights Certificate.)

FOR VALUE RECEIVED, ___________ hereby sells, assigns and transfers unto

_____________________________________________________________________

(Please print name and address of transferee)

[all] [ ] of the Rights represented by this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________, Attorney, to transfer said Rights on the books of the within-named Company, with full power of substitution.

Date:
Signature

Signature Guaranteed:

Signatures must be guaranteed by an eligible guarantor institution (bank, stock broker or savings and loan association with membership in an approved signature medallion program).

The undersigned hereby certifies that the Rights represented by this Right Certificate are not beneficially owned by and were not acquired by the undersigned from, and are not being assigned to, an Acquiring Person or an Affiliate or Associate thereof and are not issued with respect to notional Common Shares related to a Derivative Interest described in Section 1.6.4 of the definition of Beneficial Owner (as such terms are defined in the Rights Agreement).

Signature

A-4

Form of Reverse Side of Right Certificate — continued

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise Rights represented by the Right Certificate.)

To New York City REIT, Inc.:

The undersigned hereby irrevocably elects to exercise Rights represented by this Right Certificate to purchase the Common Shares (or other securities or property) issuable upon the exercise of such Rights and requests that certificates for such Common Shares (or other securities or property) be issued in the name of:

Please insert Social Security or other identifying number: _______________________________

(Please print name and address) Exercise of Rights (select applicable provision)
□	pursuant to Section 7.1 of the Rights Agreement
□	pursuant to Section 11.1.2 of the Rights Agreement
□	pursuant to Section 13 of the Rights Agreement

If such number of Rights shall not be all the Rights represented by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert Social Security or other identifying number: _______________________________

(Please print name and address)

Dated: ____________, ___________
Signature

(Signature must conform to the holder specified on the Right Certificate)

Signature Guaranteed:

Signatures must be guaranteed by an eligible guarantor institution (bank, stock broker or savings and loan association with membership in an approved signature medallion program).

A-5

Form of Reverse Side of Right Certificate — continued

The undersigned hereby certifies that the Rights represented by this Right Certificate are not beneficially owned by, were not acquired by the undersigned from and are not being assigned to, an Acquiring Person or an Affiliate or Associate thereof and are not issued with respect to notional Common Shares related to a Derivative Interest described in Section 1.6.4 of the definition of Beneficial Owner (as such terms are defined in the Rights Agreement).

Signature

NOTICE

The signature in the foregoing Forms of Assignment and Election to Purchase must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, such assignment or election to purchase will not be honored.

A-6

EXHIBIT B

UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS OWNED BY OR TRANSFERRED TO ANY PERSON WHO IS OR BECOMES AN ACQUIRING PERSON (AS DEFINED IN THE RIGHTS AGREEMENT) AND CERTAIN TRANSFEREES THEREOF, AMONG OTHERS, WILL BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.

SUMMARY OF RIGHTS TO PURCHASE

COMMON SHARES

On _________, New York City REIT, Inc., a Maryland corporation (the “Company”), declared a dividend of one common share purchase right (a “Right”) for each outstanding share of common stock, par value $0.01 per share (the “Common Stock”), of the Company outstanding on _________ (the “Record Date”) to the holders of record of Common Stock on that date. Each Right entitles the registered holder to purchase from the Company one share of Common Stock of the Company (the “Common Share”), at a price of $40.52 per Common Share represented by a Right (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”), dated as of May 18, 2020, as the same may be amended from time to time, between the Company and Computershare Trust Company, N.A., a federally chartered trust company, as Rights Agent.

DETACHMENT AND TRANSFER OF RIGHTS

Until the close of business on the 10th business day following a public announcement that a person or group of affiliated or associated persons has become an “Acquiring Person” (as defined in the Rights Agreement) or when a majority of the Board of Directors becomes aware of the existence of an Acquiring Person (the earlier of such dates, the “Stock Acquisition Date”), or, in the event the Board of Directors determines on or before the 10th business day to effect an exchange in accordance with Section 24 of the Rights Agreement and determines that a later date is advisable, then the later date determined by the Board of Directors (the “Distribution Date,” provided, however, that the Distribution Date will in no event be prior to the Record Date; provided, further, that the Board of Directors may determine to delay the occurrence of the Distribution Date until the Board of Directors determines based on the advice of counsel that the exercise or exercisability of the Right would not result in the Company failing to qualify as a REIT), the Rights will be represented, with respect to any of the Common Stock certificates outstanding as of the Record Date, by the Common Stock certificate (or book-entry Common Shares) with a copy of this Summary of Rights attached thereto. In general, an “Acquiring Person” is a person, the affiliates or associates of the person, or a group, that has acquired beneficial ownership of 2.25% or more of the outstanding Common Shares, subject to certain exceptions, including, among other things, that certain “Exempt Persons” and “Passive Investors,” each as defined in the Rights Agreement, may have greater beneficial ownership without becoming an “Acquiring Person.” In addition, certain inadvertent acquisitions will not trigger the occurrence of the Distribution Date. In the event the Common Shares are listed on the New York Stock Exchange, Inc. or The NASDAQ Stock Market LLC, the 2.25% threshold will increase to a threshold of 4.9% effective upon the commencement of trading.

B-1

Securities “Beneficial Owned” by a person, together with its affiliates and associates, include (i) any securities beneficially owned, directly or indirectly, within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended, (ii) except under limited circumstances, securities with respect to which the person, or any of its affiliates or associates, has the right or obligation to acquire or the right to vote pursuant to any agreement, arrangement or understanding, (iii) any securities which are beneficially owned, directly or indirectly, by any other person (or any affiliate or associate of the other person) with which the person, or any of its affiliates or associates, is Acting in Concert (as defined in the Rights Agreement) with or has any agreement, arrangement or understanding, whether or not in writing, for the purpose of acquiring, holding, voting (subject to certain limited exceptions) or disposing of any voting securities of the Company, and (iv) any securities which are the subject of, or the reference securities for, or that underlie, any derivative securities (as defined under Rule 16a-1 under the Exchange Act) that increase in value as the value of the underlying equity increases.

The Rights Agreement provides that, until the Distribution Date (or earlier expiration of the Rights), the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), any new Common Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any Common Shares outstanding as of the Record Date, even without any notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Stock. As soon as practicable following the Distribution Date, unless the Company chooses to use book entry in lieu of physical certificates, separate certificates representing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date, and the separate Right Certificates alone will represent the Rights. If the Company uses book entry in lieu of physical certificates, “Rights Certificates” will be deemed to mean the uncertificated book entry representing the related Rights.

On the Distribution Date, proper provision will be made by the Company in order to provide each holder (other than the Company) of partnership units designated as “OP Units” of New York City Operating Partnership, L.P., a Delaware limited partnership (the “Partnership”), with the number of Rights, represented by Right Certificates, as would be issued to the applicable holder as if the Company had redeemed all of the holder’s partnership units for Common Shares pursuant to the terms and conditions of the agreement of limited partnership of the Partnership immediately prior to the Distribution Date.

EXERCISABILITY OF RIGHTS

The Rights are not exercisable until the Distribution Date. The Rights will expire, unless the Rights are previously redeemed, exchanged or terminated, on the earlier of May 18, 2023 or, if the Common Shares are listed on the New York Stock Exchange, Inc. or The NASDAQ Stock Market LLC, 364 days from the commencement of trading.

The Purchase Price payable, and the number of Common Shares or other securities or property issuable, upon exercise of the Rights is subject to adjustment from time to time to prevent dilution (i) in the event the Company declares a dividend on the Common Shares payable in Common Shares or effects a subdivision, combination or reclassification of the Common Shares; (ii) in the event the Board of Directors fixes a record date for the issuance of rights, options or warrants to all holders of the Common Shares entitling them (for a period expiring within forty-five (45) calendar days after the record date) to subscribe for or purchase Common Shares, or shares having the same rights, privileges and preferences as the Common Shares (“Equivalent Common Shares”), at a price, or securities convertible into Common Shares or Equivalent Common Shares with a conversion price, less than the then current market price of the Common Shares on the record date; or (iii) in the event the Board of Directors fixes a record date for the making of a distribution to all holders of the Common Shares of evidences of indebtedness or assets (other than a regular periodic cash dividends, if any, or dividends payable in Common Shares) or subscription rights or warrants (other than those referred to above).

B-2

The number of outstanding Rights and the number of Common Shares issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of Common Stock or a stock dividend on the Common Stock payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

TRIGGER OF SECTION 11.1.2 AND SECTION 13 EVENTS

In the event that any person becomes an Acquiring Person, unless the event causing the 2.25% threshold to be crossed is a Permitted Offer (as defined in the Rights Agreement) or a Section 13 Event described below, and the Board of Directors authorizes the Company to issue Rights Certificates under Section 3.1 of the Rights Agreement (a “Section 11.1.2 Event”), then, each holder of a Right (except for Rights which have become null and void pursuant to Section 7.6 of the Rights Agreement) shall thereafter have the right to receive, upon exercise thereof and in lieu of the Common Shares issuable under Section 7.1 of the Rights Agreement, a number of Common Shares (or, in certain circumstances, cash, property or other securities of the Company) equal to the exercise price of the Right divided by fifty percent (50%) of the Current Per Share Market Price (as defined in the Rights Agreement) of the Common Shares at the date of the first occurrence of a Section 11.1.2 Event. However, these Rights will not be exercisable until the Rights are no longer redeemable by the Company and are also subject to the Company’s exchange right described below. Notwithstanding any of the foregoing, from and after a Person becomes an Acquiring Person, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, Beneficially Owned by any Acquiring Person (or by certain related parties) will be null and void. On and after the Distribution Date, any Right, the exercise or exchange of which would cause a Person to become an Acquiring Person, shall become null and void.

For example, at an exercise price of $40.52 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following a Section 11.1.2 Event would entitle its holder to purchase for $40.52 a number of Common Shares (or other consideration, as noted above) equal to $40.52 divided by one-half of the Current Per Share Market Price (as defined in the Rights Agreement) of the Common Shares. Assuming that the Current Per Share Market Price of Common Stock is $20.26 at the applicable time, the holder of each valid Right would be entitled to purchase 4 Common Shares, having an estimated market value of 4 x $20.26, or $81.04, for $40.52.

B-3

If, at any time after the Stock Acquisition Date, (i) the Company consolidates with, or merges with and into, any other person; (ii) any person consolidates with the Company, or merges with and into the Company, and the Company is the continuing or surviving corporation of the transaction and, in connection with the transaction, all or part of the Common Shares are or will be changed into or exchanged for stock or other securities of any other person (or the Company) or cash or any other property; or (iii) the Company sells or otherwise transfers (or one or more of its subsidiaries sell or otherwise transfer), in one or more transactions, assets or Earning Power aggregating 50% or more of the assets or Earning Power (as defined in the Rights Agreement) of the Company and its subsidiaries (taken as a whole) to any other person other than the Company or one or more of its wholly owned subsidiaries (each of the foregoing events, a “Section 13 Event”), then upon the first occurrence of any Section 13 Events, proper provision will be made so that each holder of a Right (except for Rights which have become null and void pursuant to Section 7.6 of the Rights Agreement) will thereafter have the right to receive, upon the exercise of a Right and in lieu of the Common Shares issuable under Section 7.1 of the Rights Agreement, the number of shares of common stock of the acquiring company (including the Company as successor thereto or as the surviving corporation) which equals the exercise price of the Right divided by fifty percent (50%) of the Current Per Share Market Price (as defined in the Rights Agreement) of the shares of common stock of the acquiring company at the date of the consummation of the Section 13 Event.

EXCHANGE AND REDEMPTION OF RIGHTS

At any time after any person becomes an Acquiring Person, the Board of Directors may authorize the Company to exchange the Rights (except for Rights which have become null and void pursuant to Section 7.6 of the Rights Agreement), in whole or in part, at an exchange ratio of one Common Share per Right, subject to adjustment. Notwithstanding the foregoing, to the extent prohibited by Maryland law, the Board of Directors shall not be empowered to authorize an exchange at any time after an Acquiring Person becomes the Beneficial Owner of a majority of the Common Shares then outstanding.

With certain exceptions, no adjustment in the Purchase Price will be required unless an adjustment would require an increase or decrease of at least 1% in such Purchase Price. The Company is not required to issue fractional shares of its stock upon the exercise of Rights, and in lieu thereof, an adjustment in cash will be made based on the market value of the applicable stock as determined pursuant to Section 14 of the Rights Agreement.

At any time prior to the earlier of (i) the close of business on the fifth (5th) business day following the Distribution Date, or (ii) the Final Expiration Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.000001 per Right, subject to adjustment (payable in cash, Common Shares or other consideration deemed appropriate by the Board of Directors). In the event that Continuing Directors no longer comprise a majority of the Board (a “Section 23.1 Event”), then for a period of 180 days following the first occurrence of a Section 23.1 Event, the Rights cannot be redeemed unless there are Continuing Directors and a majority of the Continuing Directors concur with the Board of Directors’ decision to redeem the Rights. Immediately upon the action of the Company’s Board of Directors ordering redemption of the Rights (with, if required, the concurrence of a majority of the Continuing Directors), or at a later time as the Board of Directors may establish for the effectiveness of the redemption, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.000001 per Right redemption price. The term “Continuing Directors” means any member of the Board of Directors who was a member of the Board of Directors immediately prior to the date of the Rights Agreement, and any person who is subsequently elected to the Board of Directors if the person is recommended or approved by a majority of the Continuing Directors, but shall not include an Acquiring Person, or an affiliate or associate of an Acquiring Person, or any representative or nominee of the foregoing entities.

B-4

Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a holder of the Common Stock for which the Right is exercisable or exchangeable, including, without limitation, the right to vote or to receive dividends.

AMENDMENT OF RIGHTS

The terms of the Rights Agreement may be amended by the Board of Directors without the consent of the holders of the Rights provided that, from and after the Distribution Date, the Rights Agreement may not be amended or supplemented in any manner which would adversely affect the interests of the holders of Rights (other than an Acquiring Person and its affiliates and associates).

ADDITIONAL INFORMATION

A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Current Report on Form 8-K dated May 18, 2020. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

B-5